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                                                            EXHIBIT NO. 99.1(c)


                            MFS INSTITUTIONAL TRUST


              MFS INSTITUTIONAL INTERNATIONAL RESEARCH EQUITY FUND


         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated December 16, 2004, as amended, (the "Declaration"), of MFS Institutional Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Institutional International Research Equity Fund, a series of the Trust, has been terminated.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of July 31, 2007 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.
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ROBERT E. BUTLER                            ROBERT J. MANNING
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Robert E. Butler                            Robert J. Manning
804 W. Park Avenue                          13 Rockyledge Road
State College PA 16803                      Swampscott MA 01907


LAWRENCE H. COHN                            LAWRENCE T. PERERA
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Lawrence H. Cohn                            Lawrence T. Perera
45 Singletree Road                          18 Marlborough Street
Chestnut Hill MA 02467                      Boston MA 02116


DAVID H. GUNNING                            ROBERT C. POZEN
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David H. Gunning                            Robert C. Pozen
2571 N. Park Blvd.                          9 Arlington Street
Cleveland Heights OH 44106                  Boston MA 02116


WILLIAM R. GUTOW                            J. DALE SHERRATT
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William R. Gutow                            J. Dale Sherratt
3 Rue Dulac                                 86 Farm Road
Dallas TX 75230                             Sherborn MA 01770


MICHAEL HEGARTY                             LAURIE J. THOMSEN
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Michael Hegarty                             Laurie J. Thomsen
177 Old Briarcliff Road                     235 Nashawtuc Road
Briarcliff Manor NY 10510                   Concord MA 01742


J. ATWOOD IVES                              ROBERT W. UEK
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J. Atwood Ives                              Robert W. Uek
17 West Cedar Street                        536 Tierra Mar Lane
Boston MA 02108                             Naples FL 34108